AMENDMENT NO. 2 TO

INVESTMENT MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT SERVICES AGREEMENT, dated as of January 23, 2013 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Variable Insurance Trust I (the “Registrant”), a Delaware statutory trust, on behalf of its underlying series listed in Schedule A to the Investment Management Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties have agreed to reduce the fee rates payable under the Agreement for Columbia Variable Portfolio - Marsico 21st Century Fund, Columbia Variable Portfolio - Marsico Focused Equities Fund, Columbia Variable Portfolio - Marsico Growth Fund and Columbia Variable Portfolio - Marsico International Opportunities Fund; and

WHEREAS, the parties wish to modify Schedule A to reflect the new fee rates, which modifications have previously been approved by the Registrant’s Board of Trustees;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A. Effective as of the date hereof, Schedule A to the Agreement shall be replaced with Schedule A hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrant, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

Schedule A

Fund	Assets (in Millions)	Fee Rate(1)	Effective Date of Fee Rate
Columbia Variable Portfolio - High Income Fund	All assets	0.55%	May 1, 2010

Columbia Variable Portfolio - Marsico 21st Century Fund	$0 - $500	0.710%	January 23, 2013
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Variable Portfolio - Marsico Focused Equities Fund	$0 - $500	0.710%	January 23, 2013
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Variable Portfolio - Marsico Growth Fund	$0 - $500	0.710%	January 23, 2013
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Variable Portfolio - Marsico International Opportunities Fund	$0 - $500	0.790%	January 23, 2013
	>$500 - $1,000	0.745%
	>$1,000 - $1,500	0.700%
	>$1,500 - $3,000	0.650%
	>$3,000 - $6,000	0.640%
	>$6,000	0.620%

Columbia Variable Portfolio - Mid Cap Growth Fund	$0 - $500	0.760%	March 1, 2011
	>$500 - $1,000	0.715%
	>$1,000 - $1,500	0.670%
	>$1,500	0.620%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.